Exhibit 21

List of Subsidiaries of the Company

Mentor Graphics Subsidiaries

Embedded Alley Solutions, Incorporated

LLC Embedded Alley Solutions Rus.

EverCAD Software Corporation

Expert Dynamics Limited

Flomerics Asia Limited

Flomerics China

Flomerics Germany

Flomerics Group Limited

Flomerics Incorporated

Flomerics India Private Limited

Flomerics Italy

Flomerics Japan Limited

Flomerics Limited

Flomerics Nordic AB

Flomerics SE Asia Limited

Logicvision India Private Limited

Mentor Graphics (Asia) Pte. Ltd.

Mentor Graphics (Asia) Pte. Ltd., Hong Kong Branch

Mentor Graphics (Ireland) Austria Branch

Mentor Graphics (Belgium) NV

Mentor Graphics (Canada) Limited

Mentor Grahpics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SL

Mentor Graphics (Finland) Oy

Mentor Graphics (France) Sarl

Mentor Graphics (Holdings) Limited

Mentor Graphics (India) Private Limited

Mentor Graphics (Ireland) Finnish Branch

Mentor Graphics (Ireland) French Branch

Mentor Graphics (Ireland) Limited

Mentor Grahpics (Ireland) Swedish Branch

Mentor Graphics (Ireland) Taiwan Branch

Mentor Graphics (Ireland) UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Company, Limited

Mentor Grahpics (Netherlands) B.V.

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Sales and Service) Private Limited

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Scandinavia) Denmark Branch

Mentor Graphics (Schweiz) AG

Mentor Graphics (Shanghai) Electronic Technology Company Limited

Mentor Graphics (UK) Limited

Mentor Graphics Development Crolles

Mentor Graphics Development (Denmark) A/S

Mentor Grahpics Development (Deutschland) GmbH

Mentor Graphics Development (Finland) Oy

Mentor Graphics Development (Ireland) Limited

Mentor Graphics Development (Szenzhen)

Mentor Graphics Development Services CJSC

Mentor Graphics Development Services Limited

Mentor Graphics Development Services (Israel) Limited

Mentor Graphics Development Services Limited Moscow Branch

Mentor Graphics Development Services, St. Petersburg Branch

Mentor Graphics (France) Sarl, Italian Branch

Mentor Graphics Magyarorszag Kft

Mentor Graphics Morocco Sarl

Mentor Graphics Pakistan Development (Private) Limited

Mentor Graphics Polska Sp. Zoo

Mentor Korea Company Limited

Meta Systems Sarl

MicReD Kft

Nika France Sarl

Nika Software 000 (Russia)

Pextra Corporation

Sierra Design Automation Private Limited

TV Holding AS

Valor Computerized Systems GmbH

Valor Computerized Systems (UK) Limited

Valor Computerized Systems Incorporated

Valor Computerized Systems Far East Limited

Valor Computerized Systems Far East Limited, Taiwan Branch

Veribest International UK Limited

Volcano Communications AB